Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Vice President-Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
305-406-1886 fax	Fax: 305-406-1960
marc.lewis@mastec.com	www.mastec.com

For Immediate Release

MasTec Announces Record First Quarter 2017 Financial Results and Increased 2017 Annual Guidance

•	Record Q1 Revenue of $1.2 Billion Increased 19% and Record 18-month Backlog of $5.7 Billion

•	Record Q1 GAAP Net Income and Diluted Earnings per Share

•	Record Q1 Adjusted Net Income, Adjusted Diluted Earnings per Share and Adjusted EBITDA

•	2017 Annual Guidance for Revenue, Diluted Earnings per Share, Adjusted EBITDA and Adjusted Diluted Earnings per Share all Increased

Coral Gables, FL (May 4, 2017) — MasTec, Inc. (NYSE: MTZ) today announced strong first quarter financial results, record backlog, and increased 2017 guidance.

•	First quarter 2017 revenue was $1.2 billion, a 19% increase compared with $974 million for the same period last year. Record 18-month backlog as of March 31, 2017 increased approximately 5% compared to December 31, 2016 to $5.7 billion.

•	Record GAAP net income was $40.6 million, or $0.50 per diluted share, compared to a net loss of $2.9 million, or $0.03 loss per diluted share, in the first quarter of 2016.

•	Record first quarter 2017 adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, all non-GAAP measures were as follows:

•	Adjusted net income was $48.4 million compared to $1.5 million in the same period of the prior year. Adjusted diluted earnings per share was $0.59, compared to $0.02 in the first quarter of 2016, exceeding the Company’s previously announced first quarter 2017 expectation by $0.08.

•	Adjusted EBITDA was $135 million; a 150% increase compared to $54 million in the first quarter of 2016, exceeding the Company’s previously announced 2017 first quarter guidance expectation by approximately $10 million.

Adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, which are all non-GAAP measures, exclude certain items which are detailed and reconciled to the most comparable GAAP-reported measures in the attached Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures.

Jose Mas, MasTec’s Chief Executive Officer, commented, “We are pleased with our strong first quarter results. We continue to have excellent multi-year growth opportunities and momentum in numerous markets, as evidenced by our record backlog level and our increased annual guidance.”

The Company also announced it has acquired SEFNCO Communications, Inc. in April 2017, a leading wireline / fiber deployment construction contractor with operations in several western states, predominantly servicing cable system operators.

Mr. Mas added the following, “We are excited to expand both our geographic and customer capacity in the wireline/fiber deployment market. We expect that the combination of the addition of an excellent entrepreneurial management team with strong cable customer relationships, coupled with existing MasTec operations expertise will provide a compelling platform that will benefit from growing multi-year opportunities in the wireline/fiber deployment market for cable and telecom customers.”

Regarding MasTec’s financial status, George Pita, MasTec’s Executive Vice President and Chief Financial Officer noted, “We had strong cash flow from operations during the first quarter, further improving our leverage metrics, balance sheet and capital structure. We continue to have full financial flexibility and resources to take advantage of the significant multi-year growth opportunities in the markets we serve.”

Based on the information available today, the Company is providing second quarter guidance, and increasing full year 2017 guidance expectations. The Company currently estimates 2017 full year revenue of approximately $5.7 billion. 2017 full year GAAP net income is expected to increase 40% over 2016 to approximately $188 million with GAAP diluted earnings per share expected to be $2.25, a 40% increase over 2016. 2017 full year adjusted EBITDA, a non-GAAP measure, is expected to increase 21% over 2016 to $575 million with adjusted diluted earnings per share, a non-GAAP measure, expected to be $2.45, a 29% increase over 2016.

For the second quarter of 2017, the Company expects revenue of approximately $1.5 billion. Second quarter 2017 GAAP net income is expected to increase 113% over 2016 to approximately $52 million with GAAP diluted earnings per share expected to approximate $0.61. Second quarter 2017 adjusted EBITDA, a non-GAAP measure, expected to increase 44% over the 2016 period and approximate $150 million with adjusted diluted earnings per share, a non-GAAP measure, expected to approximate $0.65.

Management will hold a conference call to discuss these results on Friday, May 5, 2017 at 9:00 a.m. Eastern time. The call-in number for the conference call is (719) 325-2262 and the replay number is (719) 457-0820, with a pass code of 6289898. The replay will be available for 30 days. Additionally, the call will be broadcast live over the Internet and can be accessed and replayed through the Investors section of the Company’s website at www.mastec.com.

The following tables set forth the financial results for the periods ended March 31, 2017 and 2016:

Condensed Unaudited Consolidated Statements of Operations

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2017	2016
Revenue	$1,158,184	$974,225
Costs of revenue, excluding depreciation and amortization	971,134	884,401
Depreciation and amortization	42,904	39,008
General and administrative expenses	64,781	60,048
Interest expense, net	12,597	12,158
Equity in earnings of unconsolidated affiliates	(1,646)	(3,066)
Other expense (income), net	429	(13,356)

Income (loss) before income taxes	$67,985	$(4,968)
(Provision for) benefit from income taxes	(27,358)	2,087

Net income (loss)	$40,627	$(2,881)

Net loss attributable to non-controlling interests	(343)	(189)

Net income (loss) attributable to MasTec, Inc.	$40,970	$(2,692)

Earnings per share:
Basic earnings (loss) per share	$0.51	$(0.03)

Basic weighted average common shares outstanding	80,697	80,156

Diluted earnings (loss) per share	$0.50	$(0.03)

Diluted weighted average common shares outstanding	82,157	80,156

Condensed Unaudited Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets	$1,267,099	$1,402,486
Property and equipment, net	570,479	549,084
Goodwill and other intangibles, net	1,172,414	1,175,585
Other long-term assets	105,842	55,977

Total assets	$3,115,834	$3,183,132

Liabilities and Equity
Current liabilities	$813,260	$839,990
Long-term debt	893,362	961,379
Long-term deferred tax liabilities, net	175,033	178,355
Other long-term liabilities	86,373	99,774
Equity	1,147,806	1,103,634

Total liabilities and equity	$3,115,834	$3,183,132

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands)

	For the Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$154,173	$15,851
Net cash used in investing activities	(69,619)	(12,620)
Net cash used in financing activities	(107,794)	(3,648)
Effect of currency translation on cash	160	(682)

Net decrease in cash and cash equivalents	(23,080)	(1,099)

Cash and cash equivalents - beginning of period	$38,767	$4,984

Cash and cash equivalents - end of period	$15,687	$3,885

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
Segment Information	2017	2016

Revenue by Reportable Segment
Communications	$559.5	$511.6
Oil and Gas	455.9	292.7
Electrical Transmission	98.8	86.3
Power Generation and Industrial	46.6	81.4
Other	1.7	3.4
Eliminations	(4.3)	(1.2)
Corporate	—	—

Consolidated revenue	$1,158.2	$974.2

	For the Three Months Ended March 31,
	2017	2016
EBITDA	$123.5	$46.2
Non-cash stock-based compensation expense	3.8	3.5
Restructuring charges	0.6	4.1
Project results from non-controlled joint venture	7.0	—

Adjusted EBITDA	$134.8	$53.8

Adjusted EBITDA by Reportable Segment
Communications	48.5	61.8
Oil and Gas	93.9	19.6
Electrical Transmission	3.8	(23.1)
Power Generation and Industrial	0.8	2.9
Other	1.7	0.2
Corporate	(13.9)	(7.6)

Adjusted EBITDA	$134.8	$53.8

	For the Three Months Ended March 31,
	2017	2016
EBITDA Margin	10.7%	4.7%
Non-cash stock-based compensation expense	0.3%	0.4%
Restructuring charges	0.0%	0.4%
Project results from non-controlled joint venture	0.6%	—

Adjusted EBITDA margin	11.6%	5.5%

Adjusted EBIDTA Margin by Reportable Segment
Communications	8.7%	12.1%
Oil and Gas	20.6%	6.7%
Electrical Transmission	3.8%	(26.8)%
Power Generation and Industrial	1.8%	3.6%
Other	99.7%	6.3%
Corporate	NA	NA

Adjusted EBITDA margin	11.6%	5.5%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	For the Three Months Ended March 31,
	2017	2016
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$40.6	$(2.9)
Interest expense, net	12.6	12.2
Provision for (benefit from) income taxes	27.4	(2.1)
Depreciation and amortization	42.9	39.0

EBITDA	$123.5	$46.2

Non-cash stock-based compensation expense	3.8	3.5
Restructuring charges	0.6	4.1
Project results from non-controlled joint venture	7.0	—

Adjusted EBITDA	$134.8	$53.8

	For the Three Months Ended March 31,
	2017	2016
EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	3.5%	(0.3)%
Interest expense, net	1.1%	1.2%
Provision for (benefit from) income taxes	2.4%	(0.2)%
Depreciation and amortization	3.7%	4.0%

EBITDA margin	10.7%	4.7%

Non-cash stock-based compensation expense	0.3%	0.4%
Restructuring charges	0.0%	0.4%
Project results from non-controlled joint venture	0.6%	—

Adjusted EBITDA margin	11.6%	5.5%

	For the Three Months Ended March 31,
	2017	2016
Adjusted Net Income Reconciliation
Net income (loss)	$40.6	$(2.9)
Non-cash stock-based compensation expense	3.8	3.5
Restructuring charges	0.6	4.1
Project results from non-controlled joint venture	7.0	—
Income tax effect of adjustments (a)	(3.5)	(3.2)

Adjusted net income	$48.4	$1.5

	For the Three Months Ended March 31,
	2017	2016
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$0.50	$(0.03)
Non-cash stock-based compensation expense	0.05	0.04
Restructuring charges	0.01	0.05
Project results from non-controlled joint venture	0.08	—
Income tax effect of adjustments (a)	(0.04)	(0.04)

Adjusted diluted earnings per share	$0.59	$0.02

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income (loss).

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Three Months Ended June 30, 2017 Est.	For the Three Months Ended June 30, 2016
EBITDA and Adjusted EBITDA Reconciliation
Net income	$52	$24.4
Interest expense, net	13	12.6
Provision for income taxes	34	17.6
Depreciation and amortization	47	40.7

EBITDA	$147	$95.3

Non-cash stock-based compensation expense	3	3.9
Restructuring charges	—	5.1

Adjusted EBITDA	$150	$104.3

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income	3.4%	2.0%
Interest expense, net	0.9%	1.0%
Provision for income taxes	2.3%	1.4%
Depreciation and amortization	3.1%	3.3%

EBITDA margin	9.8%	7.7%

Non-cash stock-based compensation expense	0.2%	0.3%
Restructuring charges	—	0.4%

Adjusted EBITDA margin	10.0%	8.5%

	Guidance for the Three Months Ended June 30, 2017 Est.	For the Three Months Ended June 30, 2016
Adjusted Net Income Reconciliation
Net income	$52	$24.4
Non-cash stock-based compensation expense	3	3.9
Restructuring charges	—	5.1
Income tax effect of adjustments (a)	(0)	(3.5)

Adjusted net income	$55	$29.9

	Guidance for the Three Months Ended June 30, 2017 Est.	For the Three Months Ended June 30, 2016
Adjusted Diluted EPS Reconciliation
Diluted earnings per share	$0.61	$0.30
Non-cash stock-based compensation expense	0.04	0.05
Restructuring charges	—	0.06
Income tax effect of adjustments (a)	(0.01)	(0.04)

Adjusted diluted earnings per share	$0.65	$0.36

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income (loss).

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures - Unaudited

(In millions, except for percentages and per share amounts)

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2017 Est.	2016	2015
EBITDA and Adjusted EBITDA Reconciliation
Net income (loss)	$188	$134.0	$(79.7)
Interest expense, net	54	50.7	48.1
Provision for income taxes	126	91.8	12.0
Depreciation and amortization	186	164.9	169.7

EBITDA	$553	$441.5	$150.0

Non-cash stock-based compensation expense	14	15.1	12.4
Restructuring charges	1	15.2	—
Goodwill and intangible asset impairment	—	—	78.6
Acquisition integration costs	—	—	17.8
Audit Committee investigation related costs	—	—	16.5
Project results from non-controlled joint venture	7	5.1	16.3
Court mandated mediation settlement	—	—	12.2
(Gain) Loss on equity investee interest rate swaps	—	—	4.4

Adjusted EBITDA	$575	$476.9	$308.1

EBITDA and Adjusted EBITDA Margin Reconciliation
Net income (loss)	3.3%	2.6%	(1.9)%
Interest expense, net	0.9%	1.0%	1.1%
Provision for income taxes	2.2%	1.8%	0.3%
Depreciation and amortization	3.3%	3.2%	4.0%

EBITDA margin	9.7%	8.6%	3.6%

Non-cash stock-based compensation expense	0.2%	0.3%	0.3%
Restructuring charges	0.0%	0.3%	—
Goodwill and intangible asset impairment	—	—	1.9%
Acquisition integration costs	—	—	0.4%
Audit Committee investigation related costs	—	—	0.4%
Project results from non-controlled joint venture	0.1%	0.1%	0.4%
Court mandated mediation settlement	—	—	0.3%
(Gain) Loss on equity investee interest rate swaps	—	—	0.1%

Adjusted EBITDA margin	10.1%	9.3%	7.3%

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2017 Est.	2016	2015
Adjusted Net Income
Net income (loss)	$188	$134.0	$(79.7)
Non-cash stock-based compensation expense	14	15.1	12.4
Restructuring charges	1	15.2	—
Goodwill and intangible asset impairment	—	—	78.6
Acquisition integration costs	—	—	17.8
Audit Committee investigation related costs	—	—	17.4
Project results from non-controlled joint venture	7	5.1	16.3
Court mandated mediation settlement	—	—	12.2
(Gain) Loss on equity investee interest rate swaps	—	—	4.4
Impact of Alberta tax law change	—	—	2.8
Income tax effect of adjustments (a)	(5)	(11.7)	(30.8)

Adjusted net income	$204	$157.7	$51.4

	Guidance for the Year Ended December 31,	For the Year Ended December 31,	For the Year Ended December 31,
	2017 Est.	2016	2015
Adjusted Diluted EPS Reconciliation
Diluted earnings (loss) per share	$2.25	$1.61	$(0.98)
Non-cash stock-based compensation expense	0.17	0.19	0.15
Restructuring charges	0.01	0.19	—
Goodwill and intangible asset impairment	—	—	0.97
Acquisition integration costs	—	—	0.22
Audit Committee investigation related costs	—	—	0.21
Project results from non-controlled joint venture	0.08	0.06	0.20
Court mandated mediation settlement	—	—	0.15
(Gain) Loss on equity investee interest rate swaps	—	—	0.05
Impact of Alberta tax law change	—	—	0.03
Income tax effect of adjustments (a)	(0.06)	(0.14)	(0.38)

Adjusted diluted earnings per share	$2.45	$1.90	$0.64

(a)	Represents the tax effect of the adjusted items that are subject to tax, including the tax effects of share-based compensation expense. Tax effects are determined based on the tax treatment of the related items, the incremental statutory tax rate of the jurisdictions pertaining to each adjustment, and taking into consideration their effect on pre-tax income (loss).

The tables may contain slight summation differences due to rounding.

MasTec, Inc. is a leading infrastructure construction company operating mainly throughout North America across a range of industries. The Company’s primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy and utility infrastructure, such as: wireless, wireline/fiber, satellite communications and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation; and industrial infrastructure. MasTec’s customers are primarily in these industries. The Company’s corporate website is located at www.mastec.com. The Company’s website should be considered as a recognized channel of distribution, and the Company may periodically post important, or supplemental, information regarding contracts, awards or other related news on the Presentations/Webcasts page in the Investors section therein.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These statements are based on management’s current expectations and are subject to a number of risks, uncertainties, and assumptions, including trends in oil, natural gas, electricity and other energy source prices; volatility in capital expenditures by our customers, financing availability and cost, customer consolidation and technological and regulatory changes in the industries we serve; our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects, and performance on such projects; our ability to manage projects effectively and in accordance with our estimates; the effect of economic conditions on demand for our services; market conditions, technological developments and regulatory changes that affect us or our customers’ industries; the highly competitive nature of our industry; risks related to our strategic arrangements, including our cost and equity investees; fluctuations in foreign currencies; risks associated with operating in or expanding into additional international markets, which could restrict our ability to expand globally and harm our business and prospects or any failure to comply with laws applicable to our foreign activities; customer disputes related to our performance of services; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; our ability to replace non-recurring projects with new projects; the timing and extent of fluctuations in geographic, weather, equipment and operational factors affecting the industries in which we operate; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, and our ability to enforce any noncompetition agreements, integrate acquired businesses within expected timeframes and achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges, including write-downs of goodwill; any exposure related to divested businesses; any exposure resulting from system or information technology interruptions or data security breaches; risks related to the restatement of certain of our fiscal year 2014 interim financial statements; the impact of U.S. federal, local or state tax legislation and other regulations affecting corporate income taxes, as well as, those affecting renewable energy, electricity prices, electrical transmission, oil and gas production, broadband and related projects and expenditures; the effect of state and federal regulatory initiatives, including costs of compliance with existing and future environmental requirements; increases in fuel, maintenance, materials, labor and other costs; our dependence on a limited number of customers; the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services on short or no notice under our contracts; the impact of any unionized workforce on our operations, including labor availability and relations; liabilities associated with multi-employer pension plans, including underfunding and withdrawal liabilities, for our operations that employ unionized workers; the adequacy of our insurance, legal and other reserves and allowances for doubtful accounts; restrictions imposed by our credit facility, senior notes, and any future loans or securities; our ability to obtain performance and surety bonds; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or other stock issuances; as well as other risks detailed in our filings with the Securities and Exchange Commission. Actual results may differ significantly from results expressed or implied in these statements. We do not undertake any obligation to update forward-looking statements.